UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2020

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tower Place, 9th Floor

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On December 7, 2020, Michael Bell, the Chief Financial Officer (principal accounting and financial officer) of CareDx, Inc. (the “Company”), notified the Company of his intent to resign from the Company, effective December 31, 2020. Mr. Bell’s resignation is not a result of any disagreement with the Company or any matter relating to its accounting or financial policies or procedures.

The Company appointed Marcel Konrad, age 45, as the Company’s Interim Chief Financial Officer, effective upon Mr. Bell’s resignation. Upon commencement of his appointment, Mr. Konrad assumed the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Konrad.

Prior to Mr. Konrad’s appointment as the Company’s Interim Chief Financial Officer, Mr. Konrad served as the Company’s Vice President, Corporate Controller since August 2018. Prior to joining the Company, between November 2013 and July 2018, Mr. Konrad served Santen Inc. in various capacities, including as Chief Financial Officer for Santen USA, Global Head of R&D Finance and Chief Financial Officer for Santen Ventures. Prior to that, Mr. Konrad worked for Novartis for 9 years in both Switzerland and the US assuming different roles in positions with increasing responsibility. Mr. Konrad began his career as an Auditor for KPMG. He holds an International MBA from the University of San Diego and graduated HEC School of Business from the University of Lausanne, Switzerland, and is a Certified Public Accountant (CPA).

Mr. Konrad’s annualized salary is currently $287,970 and he is currently eligible to receive an annual performance bonus of up to 25% of his base salary for fiscal year 2020. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Konrad’s employment is on an “at will” basis.

In connection with Mr. Konrad’s appointment as the Company’s Interim Chief Financial Officer, Mr. Konrad was granted 4,000 restricted stock units (“RSUs”) under the Company’s 2014 Equity Incentive Plan on December 10, 2020. The RSUs will vest on the one-year anniversary of the grant date.

In connection with Mr. Konrad’s appointment as the Company’s Interim Chief Financial Officer, the Company entered into an indemnification agreement with Mr. Konrad in the same form as its standard form of indemnity agreement with the Company’s other executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020	CAREDX, INC.

	By:	/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer